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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements and related prospectuses of Highwoods Properties, Inc. on Form S-3 (File Nos. 33-93572, 33-97712, 333-08985, 333-13519, 333-24165 and 333-31183)
and Form S-8 (File Nos. 333-12117, 333-29759 and 333-29763) of our reports dated September 12, 1997, on our audits of the combined statement of revenues and certain operating expenses of the Associated Capital Properties Portfolio for the year ended December 31, 1996, and the combined statement of revenues and certain operating expenses of the 1997 Pending Acquisitions for the year ended December 31, 1996, which reports are included in this Current Report on Form 8-K. We also consent to the reference to our firm under the caption "Experts" in the prospectus that constitutes part of the registration statement on Form S-3 (File No. 333-31183).

COOPERS & LYBRAND LLP

Memphis, Tennessee
September 17, 1997